Exhibit 99.8

Consent of Prospective Director

          I hereby consent to being named in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-119098) of MIM Corporation, a Delaware corporation (the “Company”), and in all subsequent amendments and post-effective amendments or supplements to the Registration Statement (including the prospectus contained therein), as a prospective director of the Company, with my appointment (if so appointed) becoming effective as of the effective date of the merger described in the Registration Statement.

Dated: November 5, 2004	/s/ Richard L. Robbins

Richard L. Robbins